                                                                   Exhibit 10.28

                                 FIRST AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT
                                       AND
                           REAL ESTATE LOAN AGREEMENT

     THIS First Amendment to Loan and Security Agreement and Real Estate Loan Agreement (collectively, the "First Amendment") is dated as of this 30th day of May, 2003, by and among COMMERCE BANK, N.A. (the "Lender") and U.S. VISION, INC., a Delaware corporation ("US Vision"), STYL-RITE OPTICAL MFG. CO., INC., a Florida corporation ("Styl"), USV OPTICAL, INC., a Texas corporation ("USV"), and U.S. VISION HOLDINGS, INC., a Delaware corporation ("Holdings" and together with US Vision, Styl and USV, each individually, a "Borrower" and, collectively, the "Borrowers"), and 9072-8411 QUEBEC, INC. d/b/a "Optik Pro Baie 2000" ("Optik Pro"), and HEALTH EYE CARE STATISTICS, INC. ("Health", and together with Optik Pro, each individually, a "Guarantor" and, collectively, the "Guarantors"; each Borrower and Guarantor, individually, an "Obligor" and, collectively, the "Obligors").

                                   BACKGROUND

     The Obligors and the Lender are parties to that certain Loan and Security Agreement, dated as of October 30, 2002 (said Loan and Security Agreement, as amended, supplemented, modified and/or restated, being referred to herein as the "Loan Agreement"). All initially capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed to such terms in the Loan Agreement.

     US Vision and the Lender are also parties to that certain Loan and Security Agreement, dated as of September 23, 1999 (said Loan and Security Agreement, as amended, supplemented, modified and/or restated, being referred to herein as the "Real Estate Loan Agreement"), and a First Purchase Money Mortgage, Assignment of Leases, Rents and Other Income and Security Agreement (the "Mortgage", and together with the Real Estate Loan Agreement, the "Mortgage Documents", and, together with the Loan Agreement, collectively, the "Loan Documents").

     The Obligors have advised the Lender that pursuant to that certain Stock Purchase Agreement, dated as of May 30, 2003, by and among US Vision and certain stockholders of US Vision namely, George E. Norcross, III, an individual, John
C. Norcross, an individual, Donald W. Norcross, an individual, Philip A. Norcross, an individual, Sandra T. Norcross, an individual, Joseph J. Roberts, Jr., an individual, Robert Weil, an individual, Susan D. Hudson, an individual, Indiana Pacific Capital Trust, a New Jersey trust ("IPCT"), and William A. Schwartz, Jr., an individual (such individuals, together with IPCT, the "Selling Stockholders") and Palisade Concentrated Equity Partnership, L.P. ("Palisade") (the "Stock Purchase Agreement"): (i) the Selling Shareholders will sell

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6,349,644 shares of US Vision common stock to Palisade; and (ii) Palisade will purchase from US Vision 3,894,258 newly issued shares of US Vision common stock contemporaneously with its purchase of the shares of common stock from the Selling Stockholders. The Stock Purchase Agreement, the agreements ancillary thereto, including, but not limited to, the Stockholders' Agreement dated as of the date hereof, by and among US Vision, George E. Norcross, III, William A. Schwartz, Jr., Gayle E. Schmidt, George T. Gorman, Carmen J. Nepa, III and Palisade (the "Stockholders' Agreement"), are herein collectively referred to as the "Subject Transactional Documents", and the transactions contemplated by the Subject Transactional Documents are herein collectively referred to as the "Subject Transactions."

     The Obligors have requested that the Lender: (i) consent to the Subject Transactions; and (ii) make certain amendments and other modifications to the Loan Documents, and Lender has agreed to do so, expressly, subject to the terms, conditions and limitations set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Lender's Consents. Provided that all of the conditions precedent with respect to the effectiveness of this First Amendment are fulfilled to the reasonable satisfaction of the Lender and that each of the representations and warranties of the Borrowers set forth herein and in each of the other Loan Documents, are true and correct in all material respects as of the date hereof, subject to the provisions set forth below, upon the consummation of the Subject Transactions pursuant to the Subject Transactional Documents, Lender consents to the items set forth below, and acknowledges that any Events of Default which would otherwise occur under the Loan Documents and the Mortgage Documents but for the granting of such consents, are hereby waived, but only to the extent necessary to effectuate the Subject Transactions without the incurrence of such Events of Default.

          1.1 Special Advance. Borrowers shall be deemed to have requested an Advance under the Line of Credit in accordance with the terms of Paragraph 2.1.3 of the Loan Agreement in the amount of Three Million ($3,000,000) Dollars contemporaneously with the closing of the Subject Transactions (the "Special Advance"), notwithstanding the provisions of Paragraph 2.1.1 thereof to the contrary, the proceeds of which shall prepay Borrower's obligations under the Term Loan in the amount of the Special Advance. The proceeds of the Special Advance shall be applied by the Lender against the principal portion of the Indebtedness under the Term Loan in inverse order of maturity, i.e. applying such Special Advance payment as a credit against the last installments of principal then due under the Term Loan.

          1.2 Change in Control. Notwithstanding the provisions of Paragraph
7.1.6 of the Loan Agreement, Section 6(f) of the Real Estate Loan Agreement, and


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Sections 11 and 22(d) of the Mortgage to the contrary, upon the consummation of the Subject Transactional Documents, Lender consents to:

               1.2.1 The Subject Transactions and the change in beneficial or legal ownership of the Obligors, including, but not limited to, any change in the shareholders, or their respective interests, as contemplated by the consummation of the Subject Transactions; and

               1.2.2 Pursuant to the Stockholders' Agreement, US Vision, exercising all its rights, and performing all its obligations, to purchase from George E. Norcross, III, all shares (the "Put and Call Shares") of US Vision's common stock not sold by George E. Norcross, III to Palisade at the Closing (as defined in the Stock Purchase Agreement) so long as the aggregate consideration to be paid by US Vision for the Put and Call Shares does not exceed One Million Three Hundred Seventy-Nine Thousand Six Hundred Fifty-Eight ($1,379,658) Dollars and the transactions contemplated by this Paragraph 1.2.2 are otherwise consummated pursuant to the provisions of either Section 5 or Section 6 of the Stockholders' Agreement.

          1.3 Loans to Management. Notwithstanding the provisions of Sections
7.1.10 or 7.1.17 of the Loan Agreement to the contrary, upon the consummation of the Subject Transactions, Lender consents to the extension of credit by US Vision to William A. Schwartz, Jr., Gayle Schmidt, George Gorman and Carmen Nepa in an aggregate principal amount not to exceed One Hundred Thousand ($100,000) Dollars, with each such extension of credit to be evidenced repaid and secured pursuant to the provisions a Secured Promissory Note substantially in the form of Exhibit "A" hereto (collectively, the "Management Loans"; and all documents, instruments and agreements evidencing or securing the management Loans, collectively, the "Management Debt Instruments"), provided that the Management Debt Instruments are assigned to the Lender as additional Collateral for the Obligations pursuant to the provisions of the Assignment of Debt Instruments.

          1.4 NOROB Subordination Agreements. Notwithstanding the provisions of the respective NOROB Investor Subordination Agreements to the contrary, upon the consummation of the Subject Transactions and pursuant to Section 1.3(a) of the Stock Purchase Agreement, Lender consents to the payment in full by US Vision of the respective NOROB Notes in an aggregate amount not to exceed Three Million Four Hundred Thousand ($3,400,000) Dollars, provided that upon the payment thereof all of NOROB Investor Notes are irrevocably cancelled with evidence thereof delivered to the Lender in form and substance reasonably acceptable to the Lender.

          1.5 Schwartz Incentive Stock Option Agreement. Notwithstanding the provisions of the Schwartz Subordination Agreement or Paragraph 7.1.12 of the Loan Agreement to the contrary, upon the consummation of the Subject Transactions and pursuant to Section 1.3(b) of the Stock Purchase Agreement, Lender consents to the payment in full by US Vision of the Option Payment (as defined in the Stock Purchase Agreement) to William A. Schwartz, Jr., in an amount not to exceed One Hundred


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Eighty-Six Thousand ($186,000) Dollars, provided that upon the payment thereof all obligations of any of the Obligors under the Schwartz Incentive Stock Option Agreement are irrevocably cancelled with evidence thereof delivered to the Lender in form and substance acceptable to the Lender.

          1.6 Schwartz Sale Bonus. Notwithstanding the provisions of the Schwartz Subordination Agreement or Paragraphs 7.1.10 and 7.1.12 of the Loan Agreement to the contrary, upon the consummation of the Subject Transactions, pursuant to Section 1.3(b) of the Stock Purchase Agreement, Lender consents to the payment in installments by US Vision to William A. Schwartz, Jr. over a 30-month period, a Sale Bonus (as defined in the Stock Purchase Agreement) in an amount not to exceed Seven Hundred Fifty Thousand ($750,000) Dollars, provided that all obligations with respect thereto under the Schwartz Employment Agreement dated April 2, 1998, as amended by the First Amendment thereto dated September 23, 2002 (collectively, the "Original Schwartz Employment Agreement"), are irrevocably cancelled with evidence thereof delivered to the Lender in form and substance acceptable to the Lender and replaced by those obligations set forth in Section 1.3(b) of the Stock Purchase Agreement.

          1.7 Legal Fees and Expenses of Selling Shareholders and Palisade. Notwithstanding the provisions of Paragraphs 7.1.10 and 7.1.12 of the Loan Agreement to the contrary, upon the consummation of the Subject Transactions, Lender consents to the payment by US Vision of certain legal fees and expenses incurred by the Selling Shareholders and Palisade, respectively, in an amount not to exceed One Hundred Fifty Thousand ($150,000) Dollars in the aggregate.

          1.8 Payment of the Cole Note. Notwithstanding the provisions of the Cole Subordination Agreement to the contrary, US Vision may pay the Cole Note in accordance with the terms thereof so long as: (i) no Event of Default or Potential Event of Default has occurred and is continuing on the date of the payment of the Cole Note; (ii) but for the restrictions in the Cole Subordination Agreement, the payment of the Cole Note would not cause the occurrence of an Event of Default; (iii) no more than Four Million ($4,000,000) Dollars of principal together with accrued interest thereon is paid in respect of the Cole Note in consideration of the full and complete satisfaction of the obligations of any of the Obligors to Cole National in respect of the Cole Note, with evidence thereof to be delivered to the Lender in form and substance acceptable to the Lender within ten (10) days of the payment thereof; and (iv) Palisade shall have contributed no less than Two Million ($2,000,000) of equity to US Vision in connection with the Subject Transactions, net of all disbursements contemplated under the Subject Transactional Documents, and prior to the payment of the Cole Note, either Palisade shall, or shall cause another investor reasonably acceptable to the Lender to, have contributed to US Vision no less than an additional Two Million ($2,000,000) Dollars as equity, or as subordinated debt, which subordinated debt shall be upon such terms and conditions as are acceptable to the Lender.

     2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:


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          2.1 The Loan Agreement is hereby amended by adding the following as
Section 2.2.8 of the Loan Agreement:

          2.2.8 Mandatory Prepayment under the Term Loan. Under the terms of that certain Customer Alliance Agreement, dated April 15, 2003, by and between US Vision and Bausch & Lomb, Inc. ("B&L" and the "B&L Supply Agreement", respectively), B&L provided US Vision with extended payment terms with respect to the first Three Million ($3,000,000) Dollars of contact lenses purchased by US Vision from B&L under the terms of the B&L Supply Agreement (the "B&L Deferred Account Payable"). The B&L Deferred Account Payable is subordinated to the Indebtedness due to the Lender under the Loan Documents pursuant to the provisions of that certain Subordination Agreement dated as of April 15, 2003, by and among US Vision, B&L and the Lender (the "B&L Subordination Agreement"). In the absence of the provisions of the Subordination Agreement and the terms of the B&L Deferred Account Payable, all B&L invoices for contact lenses purchased by US Vision from B&L under the terms of the B&L Supply Agreement would become due and payable by US Vision within sixty (60) days after the date of each such invoice. Borrowers shall pay to Lender all underlying invoices of the B&L Deferred Account Payable which would have otherwise been due to B&L if not for the B&L Deferred Account Payable when and as otherwise due, the aggregate amount of such payments not to exceed the full amount of the B&L Deferred Account Payable. The B&L Payments shall be applied by the Lender against the principal portion of the Indebtedness under the Term Loan in inverse order of maturity, i.e. applying such B&L Payments as a credit against the last installments of principal then due under the Term Loan.

          2.2. The following definitions set forth in Exhibit "A" to the Loan Agreement are each hereby amended and restated in their respective entirety as follows:

          "Subordinated Debt" means any Debt of the Obligors subordinated in right and time of payment and performance of the Obligations pursuant to the provisions of the respective Subordination Agreements, including, without limitation, the Debt evidenced by the Cole Note, the Schwartz Employment Agreement and Section 1.3(b) of the Stock Purchase Agreement, the Stockholders' Agreement, the SOLA Supply Agreement, the Moulin Frame Supply Agreement (as defined in the Moulin Subordination Agreement), and the B&L Supply Agreement.

          "Subordination Agreements" means, collectively, (i) the Cole Subordination Agreement, (ii) the Schwartz Subordination Agreement,
          (iii) the SOLA Subordination Agreement, (iv) the Subordination Agreement dated as of January 31, 2003, by and among Borrowers,


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          Lender and Moulin Holdings (H.K.) Co. LTD, and (v) the B&L
          Subordination Agreement.

          2.3 The following definitions are hereby added to the Loan Agreement, as amended by this First Amendment:

          "Assignment of Debt Instruments" shall mean that certain Assignment of Debt Instruments of even date herewith by and among US Vision, William
          A. Schwartz, Jr., Gayle Schmidt, George Gorman, Carmen Nepa and Lender in respect of the assignment of the Management Debt Instruments.

          "Management Debt Instruments" shall have the same meaning as ascribed to such term in this First Amendment.

     3. Ratification of Loan Documents. Except as expressly provided herein, each of the terms, conditions and provisions set forth in the respective Loan Documents are hereby ratified and confirmed herein in full.

     4. Representations and Warranties of the Borrower. Each of the Obligors represents and warrants to Lender each and all of the following:

          4.1 Each and all of the representations and warranties as set forth in the Loan Agreement, the Mortgage Documents and the other Loan Documents are true, correct and complete in all material respects as of the date hereof except as such representations and warranties expressly relate to a different date. It is the express intention of the Obligors to hereby ratify, confirm and republish such representations and warranties as if set forth herein in full;

          4.2 With respect to each of the Obligors none of their respective articles of incorporation, bylaws or other organizational documents, nor their respective qualifications to do business have changed in any respect since the certification thereof was delivered to the Lender on or about October 20, 2002 in connection with the closing under the Loan Agreement and that each is presently in full force and effect;

          4.3 Each Obligor has full power and authority to execute and deliver this First Amendment and the Loan Documents, as amended hereby, and this First Amendment and the other Loan Documents to be executed and delivered in connection herewith constitute the legal, valid and binding joint and several obligations of the Obligors parties thereto, enforceable against each of the Obligors in accordance with their respective terms;

          4.4 No authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Agency or other Person (other than the consent of the respective Board of Directors of each Obligor), is required for the execution, delivery or performance by Obligors of this First Amendment;

          4.5 Subject Transactional Documents.


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               4.5.1 Upon the execution of the Subject Transactional Documents and at the Closing (as defined in the Stock Purchase Agreement), true, correct and complete copies of each of the Subject Transactional Documents will be delivered to Lender pursuant to Article 5 hereof, and each will be in full force and effect in the respective forms thereof as certified and delivered to the Lender and will not have been terminated or amended nor to the knowledge of any of the Obligors are any such actions pending or threatened;

               4.5.2 Obligors have the full corporate power and authority to execute and deliver each of the Subject Transactional Documents and to consummate all of the Subject Transactions. The execution and delivery by Obligors of the Subject Transactional Documents and performance by Obligors of the Subject Transactions have been duly authorized by the Board of Directors of each of the Obligors and no other corporate action on the part of any Obligor is necessary to authorize such execution, delivery and performance. Upon the execution of the Subject Transactional Documents and at the Closing (as defined in the Stock Purchase Agreement), each Subject Transactional Document will be a legal, valid and binding obligation of the Obligors which are parties thereto, enforceable against each such Obligor in accordance with its respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditor's rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in proceeding at law or in equity;

               4.5.1 No Obligor has any knowledge of any existing facts or circumstances that may cause Obligors to be unable to consummate the Subject Transactions;

          4.6 Legal Compliance.

               4.6.1 Each Obligor has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof, including, without limitation, the SEC and all applicable state securities regulatory agencies (each a "Blue Sky Agency"), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, audit, or notice has been filed or commenced, or to the knowledge of any of the Obligors threatened, against any Obligor, or any of their respective officers, directors or shareholders, alleging any failure so to comply. No disciplinary proceeding with respect to any Obligor or any Obligor's respective officers is pending before the SEC or any Blue Sky Agency. To the knowledge of the Obligors, there are no facts which, if known by a potential claimant or Governmental Authority, could give rise to a claim or proceeding which, if asserted or conducted, the results would be unfavorable to any of the Obligors, and

               4.6.2 To the knowledge of the Obligors, none of the Subject Transactional Documents contains an untrue statement of a material fact or omit to state a


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material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          4.7 Accuracy of Representations; No Default. The information set forth herein and on each of the Schedules hereto, and in each of the other Loan Documents is complete and accurate in all material respects and contains full and complete disclosure of all pertinent information in connection with Obligors. None of such information contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or not incomplete. No Event of Default or Potential Default hereunder, or under any other Loan Document, has occurred.

     5. Conditions Precedent to the effectiveness of the Amendments and to Lender's Consents. As a condition precedent to the effectiveness of this First Amendment, Obligors shall deliver or cause to be delivered to Lender, executed where applicable and in form and substance satisfactory to Lender and its counsel, in addition to this First Amendment, the following documents, instruments and agreements and the following conditions shall have been satisfied:

          5.1 The representations and warranties set forth herein and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except as such representations and warranties relate to a different date;

          5.2 No Event of Default or Potential Default shall have occurred and be continuing hereunder or under any other Loan Document;

          5.3 No Material Adverse Change shall have occurred since October 30, 2002;

          5.4 As contemplated by Section 1.1 hereof, the Special Advance shall have been paid to Lender with the proceeds thereof used to reduce the Indebtedness under the Term Loan in like amount;

          5.5 As contemplated by Section 1.4 hereof, evidence satisfactory to the Lender that the NOROB Notes have been irrevocably cancelled;

          5.6 As contemplated by Section 1.5 hereof, evidence satisfactory to the Lender that the Schwartz Incentive Stock Option Agreement are irrevocably cancelled;

          5.7 As contemplated by Section 1.6 hereof, evidence satisfactory to the Lender that the obligations with respect to the Sale Bonus under the Original Schwartz Employment Agreement have been irrevocably cancelled, as the same may have been replaced by those obligations under Section 1.3(b) of the Stock Purchase Agreement;

          5.8 As contemplated by Section 2.1 hereof, to the extent that any portion of the accrued B&L Deferred Account Payable is in excess of sixty (60) days from


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invoice, such amount shall have been paid and applied as a credit to the
Indebtedness under the Term Loan;

          5.9 The execution and deliver of the Assignment of Debt Instruments, together with the delivery of the original Management Debt Instruments duly endorsed in favor of the Lender;

          5.10 Receipt at the Closing (as defined in the Stock Purchase Agreement) copies of all completely executed Subject Transactional Documents certified by all parties thereto to the Lender as being true, correct and complete copies thereof;

          5.11 Confirmation in form and substance acceptable to the Lender that the Subject Transactions have been consummated, other than those transactions contemplated by Sections 1.8 and 2.1 hereof;

          5.12 A certificate of the Secretary of each Obligor, certifying to and attaching true, correct and complete copies of (i) resolutions of such Obligor's Board of Directors authorizing the execution, delivery and performance of the transactions contemplated by this First Amendment and the other Loan Documents contemplated hereby, (ii) resolutions of such Obligor's Board of Directors authorizing the execution , delivery and performance of the Subject Transactional Documents and the Subject transaction contemplated thereby, and
(iii) incumbency and signatures of the officers of such Obligor authorized to execute and deliver the Loan Documents;

          5.13 A certificate executed by each of the Selling Shareholders, in form and substance satisfactory to the Lender, certifying to the Lender that at the closing of the Transactions as contemplated by the Transactional Documents (each as defined in the Loan Agreement, dated as of October 30, 2002), none of the Selling Shareholders had received or had any knowledge of any offers to acquire all, or substantially all of, the capital stock or the business of US Vision, from the Selling Shareholders or US Vision, other than as disclosed in US Vision's Proxy Statement to its shareholders concerning the approval of the Transactions;

          5.14 Opinions of all counsel delivered on behalf of any party under any of the Subject Transactional Documents, addressed to the Lender;

          5.15 An opinion of Sayles, Lidji & Werbner addressed to Lender, substantially in the form of those delivered in connection with the closing under the Loan Agreement and contemplating the amendments to the Loan Documents as contemplated by this First Amendment, in form and substance satisfactory to Lender in its sole and absolute discretion;

          5.16 Payment of all Lender's Costs in connection with the negotiation, drafting and closing of the transactions contemplated hereby accrued to the date of the execution hereof, together with all reasonably anticipated Lender's Costs to be reasonably incurred in connection with all post closing items. Obligors authorize Lender


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to deduct such Lender's Costs from the Line and agree to indemnify and hold
Lender harmless from and against any and all claims, other than claims arising from Lender's willful misconduct or gross negligence, for any such Lender's Costs; and

          5.17 Obligors will have delivered to Lender such additional documents or instruments as Lender may reasonably require.

     6. Miscellaneous. Other than Section 9.5, the provisions of Article 9 of the Loan Agreement are hereby incorporated herein and made a part hereof as if set forth herein in full, and all references therein to the Loan Agreement shall be deemed to include the Loan Agreement, as amended by this First Amendment. This First Amendment may be executed in counterpart and delivered by facsimile, each of which shall constitute and original and collectively one and the same agreement.


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

     IN WITNESS WHEREOF, intending to be legally bound hereby, Obligors and Lender have executed this Agreement under seal, intending to be legally bound hereby, the day and year first above written.

BORROWERS / OBLIGORS:                   GUARANTORS / OBLIGORS:

U.S.VISION, INC.                        9072-8411 QUEBEC,
                                        INC. d/b/a "Optik
                                        Pro Baie 2000"


By: /s/ Carmen J. Nepa III              By: /s/ Carmen J. Nepa III
    ---------------------------------       ------------------------------------
    Carmen J. Nepa III,                     Carmen J. Nepa III,
    Senior Vice President and               Senior Vice President and
    Chief Financial Officer                 Chief Financial Officer


STYL-RITE OPTICAL MFG. CO., INC.        HEALTH EYE CARE
STATISTICS, INC.


By: /s/ William A. Schwartz, Jr.        By: /s/ William A. Schwartz, Jr.
    ----------------------------            ----------------------------
    William A. Schwartz, Jr.,               William A. Schwartz, Jr.,
    President                               President


USV OPTICAL, INC.                       COMMERCE BANK, N.A.


By: /s/ Carmen J. Nepa III              By: /s/ Gerard L. Grady
    ----------------------                  -------------------
    Carmen J. Nepa III,                     Gerard L. Grady,
    Senior Vice President and               Vice President
    Chief Financial Officer


U.S. VISION HOLDINGS, INC.


By: /s/ Carmen J. Nepa III
    ----------------------
    Carmen J. Nepa III,
    Chief Financial Officer


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